UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018 (June 27, 2018)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, Flowers Foods, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has appointed A. Ryals McMullian to the position of chief operating officer, effective June 27, 2018. Mr. McMullian, 48, began his career with the Company in 2003. He has held various positions with the Company, including associate general counsel, from 2003 to 2011, vice president and associate general counsel, from 2011 to 2015, vice president of mergers and acquisitions and deputy general counsel, from 2015 to 2017, and chief strategy officer, since May 2017. Prior to joining the Company, Mr. McMullian was a corporate associate in the Business Practice Group at Jones Day. Mr. McMullian holds a master’s degree in business administration, a juris doctor, and a bachelor’s degree in finance and real estate from Florida State University. With the new appointment, Mr. McMullian is responsible for executing the Company’s strategies to drive growth and expand margins through cost savings and operating efficiencies under Project Centennial, as well as overseeing the Company’s two business units (Fresh Packaged Bread and Snacking/Specialty), Supply Chain, Sales, Corporate Strategy and Ventures, and Communications.

Mr. McMullian’s compensation in connection with his appointment as chief operating officer has not been determined at this time. The Company will file an amendment to this Current Report on Form 8-K disclosing such information when it has been determined. The information about Mr. McMullian required under Item 401(d) and Item 404(a) of Regulation S-K is incorporated by reference from the Company’s proxy statement for the 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 2, 2018.

On June 27, 2018, as part of an ongoing Board refreshment process, Mr. Amos R. McMullian, chairman emeritus of the Company, informed the Board that he will not stand for reelection to the Board at the Company’s 2019 Annual Meeting of Shareholders, but will serve the remainder of his current term. Mr. Amos McMullian’s decision was not a result of any disagreement or dispute with the Company or its management. Mr. Amos McMullian has served on the Board since 2001. The Board thanks Mr. Amos McMullian for his long service on behalf of the Company.

A copy of the press release announcing Mr. McMullian’s appointment is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated July 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Chief Financial Officer and Chief Administrative Officer

Date: July 2, 2018